                                                     Exhibit No. EX-99(13)(a)(i)

               AMENDMENT (the "Amendment") DATED February 7, 2006

              TO THE REMARKETING AGREEMENT DATED MAY 14, 1993 AMONG
            DELAWARE INVESTMENTS MINNESOTA MUNICIPAL INCOME FUND II,
                      INC., DELAWARE MANAGEMENT COMPANY AND
                         CITIGROUP GLOBAL MARKETS, INC.

     WHEREAS,  Delaware  Investments  Minnesota  Municipal  Income Fund II, Inc.
(formerly,  Voyageur  Minnesota  Municipal  Income Fund II,  Inc.),  a Minnesota
corporation  (the "Fund"),  Delaware  Management  Company,  a series of Delaware
Management  Business Trust, a Delaware  statutory  trust  (successor to Voyageur
Fund Managers),  and Citigroup  Global Markets,  Inc.  (formerly,  Smith Barney,
Harris Upham & Co.  Incorporated),  a New York corporation  ("Citigroup"),  have entered into a Remarketing Agreement (the "Agreement") dated as of May 14, 1993;

     WHEREAS,  Section  19 of the  Agreement  permits  the  parties to amend the
Agreement  by a  written  instrument  signed  by all  parties,  so  long  as the
Agreement, as amended, is not inconsistent with the Articles of Incorporation of the Fund (the "Articles") in effect as of the date of the Amendment; and

     WHEREAS,  pursuant to Article 5 of the  Articles  the Board of Directors of
the Fund has, by resolution at a meeting held on August  17-18,  2005,  approved
Certificates  of Designation  to the Articles  providing for the creation of two new series of Municipal Income Preferred Shares, Series C and Series D (the "New
Series"),  each a new series of the Fund's class of preferred  shares ranking on parity with the Fund's existing  series of Municipal  Income  Preferred  Shares,
Series A and Series B; and

     WHEREAS,  the  parties  wish to  amend  the  Agreement  to apply to the New
Series.

     NOW,  THEREFORE,  in  consideration  of the promises  and mutual  covenants herein contained,  and intending to be legally bound thereby, the parties hereto amend the Agreement as follows:

     1. The first "WHEREAS"  clause in the Agreement is replaced in its entirety as follows:

     WHEREAS, the Fund has issued 600 Municipal Income Preferred Shares,  Series
A ("Series A"), 600 Municipal  Income Preferred  Shares,  Series B ("Series B"),
400 Municipal Income Preferred  Shares,  Series C ("Series C") and 300 Municipal
Income  Preferred  Shares,  Series D ("Series D"), each par value $.01 per share and with a  liquidation  preference  of $50,000 per share plus  accumulated  but unpaid dividends (collectively,  the "Shares"), pursuant to and with the powers, preferences and rights assigned to them in the Fund's Articles of Incorporation, as amended to the date hereof and  including  the  statements  establishing  and fixing the rights and preferences of the Shares (the "Statements"), on file with the Secretary of State of the State of Minnesota (together,  the Fund's Articles of Incorporation and the Statements are referred to herein as the "Articles").

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first written above and hereby executed this Amendment.

                                                   DELAWARE INVESTMENTS
                                                   MINNESOTA MUNICIPAL
                                                   INCOME FUND II, INC.

                                                   By:  /s/ Jude Driscoll
                                                   Name: Jude Driscoll
                                                   Title: President

                                                   DELAWARE MANAGEMENT
                                                   COMPANY, A SERIES OF
                                                   DELAWARE MANAGEMENT
                                                   BUSINESS TRUST

                                                   By:  /s/ Jude Driscoll
                                                   Name: Jude Driscoll
                                                   Title: President

                                                   CITIGROUP GLOBAL
                                                   MARKETS, INC.

                                                   By:  /s/Robert Novembre
                                                   Name: Robert Novembre
                                                   Title: Director